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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       Date of Report: September 30, 2002



                                Medium4.com, Inc.
               (Exact Name of Registrant as specified in Charter)



       Delaware                     1-15863                     13-4037641
(State of incorporation)      (Commission File No.)           (IRS Employer
                                                          Identification Number)

           1220 Collins Avenue, Suite 100, Miami Beach, Florida 33139
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (305) 532-5454


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

Item 1. Changes in Control of Registrant.

      Effective September 30, 2002, Inter Asset Japan LBO No. 1 Fund, a Japanese limited partnership ("IAJ") and a major stockholder of Medium4.com, Inc. (the "Issuer"), consummated a series of related transactions pursuant to which IAJ together with its affiliates became the majority shareholder of the Issuer. Concurrently with these transactions, Mr. Jonathan Braun ("Braun"), President and Chief Executive Officer of the Issuer, has resigned as a director of the Issuer and will resign all executive capacities with the Issuer in the near future. Braun's resignation was not the result of any disagreement with the Issuer on any matter relating to the registrant's operations, policies or practices

      Effective September 30, 2002, IAJ converted (the "Conversion") 1,000 shares of the Issuer's Series A Convertible Preferred Stock (the "Preferred Shares") for 20,000,000 shares of the Issuer's Common Stock (the "Conversion Shares"). IAJ had acquired the Preferred Shares from the Issuer on October 30, 2001 in a private transaction for an aggregate consideration of $1,000,000. The source of funds used for the purchase of the Series A Convertible Preferred Stock was the working capital of IAJ. No additional consideration was due from or paid by IAJ for the exercise of its right to convert the Preferred Shares to the Conversion Shares.

      Also effective September 30, 2002, IAJ acquired the right, title and interest of David Badner ("Badner"), a private investor in and consultant to the Issuer, in a Convertible Promissory Note of the Issuer (the "Badner Promissory Note") dated May 30, 2002 in the principal amount of $563,857. The outstanding principal amount of the Badner Promissory Note is presently convertible into shares of the Common Stock of the Issuer at a conversion price of $.10 per share, or an aggregate of 5,638,570 shares. The source of funds used for the purchase of the Badner Promissory Note was the working capital of IAJ.

      It is expected that Mr. Alan Margerison ("Margerison"), president of the IAJ General Partner, or another person nominated by IAJ shortly will be elected to the Issuer's Board of Directors. Braun will resign as President and CEO, and all other executive capacities of the Issuer effective with the filing of the issuer Form 10-Q for the quarter ended September 30, 2002. It is anticipated that Margerison or another person nominated by IAJ will be elected to those positions effective upon Braun's resignation. Badner has terminated his existing consulting agreement with the Issuer as well.

      The number of shares of Common Stock of the Issuer outstanding as of September 30, 2002 was 49,797,556, based upon information provided by the Issuer. Together with shares of Common Stock owned by two other affiliates of IAJ--(PBAA Fund Ltd., a an open ended limited liability investment company incorporated in the British Virgin Islands ("PBAA") and Terra Firma Fund Ltd. an open ended limited liability investment company incorporated in the British Virgin Islands ("Terra Firma")--IAJ and its affiliates beneficially own 37,109,800 shares of Common Stock in the aggregate, or approximately 74.52% of the outstanding Common Stock. Should IAJ choose to convert the $563,857 in currently outstanding principal of the Badner Promissory Note at the conversion price of $.10 per share, for an aggregate of 5,638,570 shares of Common Stock, IAJ and its affiliates would in the aggregate beneficially own 42,748,370 shares of Common Stock, or approximately 77.11%% of the outstanding Common Stock.

Badner Settlement Agreement

      As of September 30, 2002, the principal balance of the Badner Promissory Note was $563,857, none of which had been had been converted into shares of the Issuer's Common Stock pursuant to the Badner Promissory Note. The cash purchase price paid by IAJ to Badner for the assignment of the Badner Loan Agreement and the Badner Promissory Note is $563,857 ("Purchase Price"), essentially equivalent to the outstanding principal amount of the Badner Promissory Note. The Purchase Price is payable in two installments, $400,000 on or before September 30, 2002, and the balance of $163,857.32 payable on December 31, 2002. Badner agreed to indemnify the Issuer and IAJ to the extent of bona fide claims by commercial creditors of the Issuer not disclosed on schedules to the Badner Settlement Agreement. The obligations apply only with respect to claims made by the Issuer or IAJ before September 30, 2003.

      Also pursuant to the Badner Settlement Agreement, the Issuer and Badner terminated the Consulting Agreement dated as of December 1, 2001, pursuant to which Badner provided consulting services to the Issuer at a rate of $15,000 per month. Effective and contingent upon the payment in full of the Purchase Price, Badner also generally released the Issuer and IAJ and their affiliates from all liabilities, other than payment obligations arising under the Badner Settlement Agreement. Badner and the Issuer agreed to cooperate with each other in regard to the Issuer's American Stock Exchange listing and to develop the business of the Issuer and enhance the value of the Issuer. In consideration of such cooperation, IAJ agreed to transfer or cause to be transferred to Badner 2 million shares of the Issuer's Common Stock and to effectuate a registration of such shares with the SEC.

Agreement with Jonathan Braun

      Effective as of September 25, 2002, IAJ, the Issuer and Braun executed a Release and Indemnity Agreement (the "Braun Agreement"), pursuant to which Braun has resigned as a director of the Issuer, and will resign as President and CEO, and all other executive capacities of the Issuer effective with the filing of the issuer Form 10-Q for the quarter ended September 30, 2002. Braun further agreed to the termination of his employment agreement with the Issuer, and to the termination of a license agreement pursuant to which Braun granted the Issuer a license to use certain domain names owned by Braun. Another license agreement between the Issuer and an affiliate of Braun also was terminated as part of these transactions. Braun also agreed to continue to assist the Issuer with certain SEC filing duties subsequent to his resignation.

      As part of the Braun Agreement, Braun and the Issuer mutually released each other from all liabilities, except for those arising from Braun's willful misconduct or bad faith in connection with the Issuer's affairs or willful false certification in respect of the Issuer's Form 10-Q filings for the quarters ending June 30 and September 30, 2002. The Issuer agreed to indemnify and hold Braun harmless from and against any and all expenses, obligations, damages and liabilities, including reasonable attorney's fees and expenses he incurs in connection with any actions approved by the Board of Directors of the Issuer taken by Braun in the course of his employment or other actions reasonably within the scope of Braun's authority as director and an executive officer of the Issuer, but such indemnity does not apply to any matters, acts or omissions constituting willful misconduct or bad faith on the part of Braun with respect to the Issuer's affairs.

      No compensation was paid to Braun or any affiliate of Braun in consideration for his execution of the Braun Agreement, the performance of any of the provisions thereunder, or the termination of Braun's employment agreement or the license agreements with the Issuer.

Item 7. Financial Statements and Exhibits.

      (a) Agreement and Assignment dated as of September 25, 2002 by and among David Badner, Inter Asset Japan Co., Ltd. and Medium4.com, Inc.

      (b) Release and Indemnity dated as of September 25, 2002 by and among Jonathan Braun, Inter Asset Japan Co., Ltd. and Medium4.com, Inc.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 4, 2002                       Medium4.com, Inc.
                                              (Registrant)

                                              By: /s/ Jonathan Braun
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                                                  Jonathan Braun, President